UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 20, 2009

Date of report (Date of earliest event reported)

BECKMAN COULTER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10109	95-104-0600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 N. Harbor Boulevard

Fullerton, California 92834-3100

(Address of principal executive offices) (Zip Code)

(714) 871-4848

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Beckman Coulter, Inc. (“Beckman Coulter”) elected Richard P. Wallace to Beckman Coulter’s Board of Directors effective October 20, 2009 for a term expiring at Beckman Coulter’s 2011 Annual Meeting of Stockholders. Mr. Wallace also was appointed to the Audit and Finance Committee of the Beckman Coulter Board of Directors.

There are no arrangements or understandings between Mr. Wallace and any other persons pursuant to which Mr. Wallace was selected as a director, and there are no transactions in which Mr. Wallace has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Consistent with Beckman Coulter’s policies for non-employee directors, on November 2, 2009 Mr. Wallace will be awarded a prorated annual equity grant of Beckman Coulter stock with an estimated value at grant of $24,200, with a weighting of 60% stock options and 40% restricted stock units. Mr. Wallace will be compensated as a non-employee director consistent with Beckman Coulter’s compensation policies for non-employee directors disclosed in Beckman Coulter’s 2009 Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 23, 2009	BECKMAN COULTER, INC.

	By:	/s/ PATRICIA STOUT
	Name:	Patricia Stout
	Title:	Vice President, Deputy General Counsel and Assistant Secretary